Exhibit 10.22

DOUGLAS DYNAMICS HOLDINGS, INC.

Liquidity Bonus Plan

Douglas Dynamics Holdings, Inc., a Delaware corporation (the “Company”), wishes to attract and retain employees of the Company and encourage them to increase their efforts to make the Company’s business more successful.  In furtherance thereof, this Liquidity Bonus Plan (the “Plan”) is designed to provide grants of cash-based incentives to select employees of the Company in the event of a change in control of the Company.

1.                                      Definitions.  Whenever used herein, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

“Aurora Entities” means Aurora Industrial Holdings LLC, Aurora Equity Partners II L.P., Aurora Overseas Equity Partners II, L.P., and their Affiliates.

“Ares Entities” means Ares Corporate Opportunities Fund, L.P. and its Affiliates.

“Award” means a bonus award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the Aurora Entities and the Ares Entities shall cease collectively to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Company (determined on a fully diluted basis), unless: (i) the Aurora Entities and the Ares Entities collectively own, beneficially and of record, at least 35% of the common stock of the Company (determined on a fully diluted basis), (ii) the Aurora Entities and the Ares Entities collectively own, of record and beneficially, an amount of common stock of the Company equal to at least 51% (on a fully diluted basis) of the common stock of the Company collectively owned by the Aurora Entities and the Ares Entities, of record and beneficially, as of the Effective Date, (iii) the Aurora Entities and the Ares Entities collectively have the power (pursuant to stockholder agreements, proxies or other contractual arrangements) to elect a majority of the Board and (iv) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), has become, or had obtained rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more of the outstanding common stock of the Company than that so held collectively by the Aurora Entities and the Ares Entities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Douglas Dynamics Holdings, Inc., a Delaware corporation.

“Eligible Employee” means any individual who is treated by the Company or its subsidiaries as an employee as of the date of a Change in Control, as determined by the Board.

“Participant” means an Eligible Employee granted an Award under the Plan.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Pool” means a bonus pool established in accordance with Section 5.1 upon the occurrence of a Change in Control.

“Plan” means this Liquidity Bonus Plan, as it may from time to time be amended.

“Termination of Employment” means, subject to the terms of any Award Agreement, a termination (whether for cause or without cause, voluntarily or involuntarily) of the Participant’s employment with the Company or its Affiliates for any reason.

2.                                      Effective Date; Termination.  The effective date of the Plan is November     , 2007 (the “Effective Date”).  The Plan shall automatically terminate on the fifth anniversary of the Effective Date unless a Change in Control occurs prior to such date.  Other than as set forth in the preceding sentence, the Board shall not have the discretion to terminate the Plan.

3.                                      Administration of Plan.  The Plan shall be administered by the Board, which shall have complete discretion and authority to interpret and construe the Plan and any Awards issued hereunder, decide all questions of eligibility and benefits (including underlying factual determinations), and adjudicate all claims and disputes.  The determination of the Board on the matters pertaining to the Plan shall be final, binding, and conclusive on all interested parties.  No member of the Board shall be liable, with respect to the Plan, for any act, whether of commission or omission, taken by any other member or by any officer, agent, or employee of the Company or any of its subsidiaries, nor, excepting circumstances involving his or her own bad faith, for anything done or omitted to be done by himself.

4.                                      Eligibility.  The Board shall authorize Awards under the Plan to Eligible Employees.  Plan Participants shall take whatever additional actions and execute whatever additional documents the Board may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Participant’s Award.

5.                                      Bonus Awards Under the Plan.

5.1                                 Bonus Pool.  Upon the consummation of a Change in Control, a Pool equal to $1,000,000 (or such greater amount as may be provided by the Board) shall be established.

5.2                                 Allocation of Pool.  The Pool will be allocated among Eligible Employees in the manner determined by the Board in its sole discretion (after giving due consideration to the recommendations of the Company’s then current Chief Executive Officer) at or prior to the occurrence of a Change in Control; provided, however, that the Board shall be required to allocate 100% of the Pool to Eligible Employees.

5.3                                 Form of Payment.  Payments to Participants under the Plan will generally be made in cash; provided, however, that in the event of Change in Control in which the consideration payable to the Company’s stockholders is not 100% cash, payments under the Plan may, in the sole discretion of the Board, be made in the same form as the consideration payable to the Company’s stockholders in the Change in Control transaction.

5.4                                 Time of Payment.  In general, each Participant’s benefit under the Plan will be paid as soon as practicable following the consummation of a Change in Control, but in no event more than thirty (30) days after the date the consideration payable in the transaction is paid to the Company’s stockholders.

5.5                                 No Other Payment Rights.  No payment shall be made (and no amounts shall be retained for future payment) with respect to any Awards under the Plan prior to the occurrence of a Change in Control.  Other than in connection with a Change in Control, Participants shall have no rights to receive any payments in respect of Awards granted under this Plan.

5.6                                 No Segregation of Assets.  The Company shall not segregate any assets in connection with or as a result of the Plan.  The rights of a Participant to benefits under this Plan shall be solely those of a general, unsecured creditor of the Company.

6.                                      Withholding of Taxes.  The amounts payable to a Participant (or successors) under the Plan shall be reduced by the statutory minimum amount that the Company is required to withhold with respect to such payments under the then applicable provisions of the Code, and state or local or other tax laws.  The Board may condition delivery to the Participant of any payment hereunder on the payment by the Participant to the Company, in cash or in such other form as the Board may permit, of any tax withholding applicable to such payment.

7.                                      No Right to Continued Employment.  The grant of Awards to a Participant pursuant to the Plan shall not confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Participant’s employment at any time.

8.                                      Section 280G of the Code.  To the extent any of the payments or benefits received or to be received by a Participant under the Plan might be characterized as parachute payments under Section 280G of the Code, the Company and the affected Participant(s) shall take reasonable steps to qualify such payments or benefits under Section 280G(b)(5)(A)(ii) of the Code.  Participants shall not be entitled to any such payments or benefits pursuant to this Plan until the stockholders of the Company have approved such payments and benefits in a manner consistent with Section 280G(b)(5)(A)(ii)(II) of the Code.

9.                                      Amendments.  The Board may amend the Plan from time to time prior to a Change in Control as it shall deem advisable; provided, however, that no amendment shall operate to reduce the Pool below the amount set forth in Section 5.1 or eliminate the requirement set forth in Section 5.2 that 100% of the Pool be allocated to Eligible Employees in connection with a Change in Control.

10.                               Nontransferability.  No right, benefit or interest of a Participant hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law.

11.                               Captions.  The use of captions in this Plan is for convenience.  The captions are not intended to and do not provide substantive rights.

12.                               Governing Law.  THE PLAN SHALL BE GOVERNED BY THE LAWS OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.